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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 January 7, 2004
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                (Date of Report: Date of earliest event reported)


                               Cordia Corporation
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             (Exact name of registrant as specified in its charter)


          Nevada                     33-23473                   112917728
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(State or other jurisdiction   (Commission File Number)   (IRS Employer ID No.)
     of incorporation)


             2500 Silverstar Road, Suite 500, Orlando, Florida 32804
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                    (Address of principal executive office)



Registrant's telephone number, including area code: 866-777-7777
                                                    ------------

                                       NA
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)





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         ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         The Board of Directors of Cordia Corporation, a Nevada corporation, held a Board Meeting on January 7, 2004, during which the Board decided the current market price of Cordia's common stock does not adequately reflect the underlying value of the company. Therefore, it is in the best interest of the company to allow the company's management to re-purchase company's common stock when market conditions are favorable for that purpose.

The Board has authorized Cordia's management to spend an aggregate of $100,000 during 2004 to re-purchase common stock so long as the market price does not exceed $1. Under this proposal, Cordia would re-purchase a minimum of 100,000 shares of Cordia's common stock. The shares purchased shall be treated as authorized un-issued shares that the company, in its discretion, may reissue at a future date.

The Board's decision was made after careful deliberation and review of Cordia's cash flow and profit and loss projections and the Board believes that the company has sufficient capital resources for the proposed re-purchase.



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                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                         Cordia Corp.


                                        By: /s/ Patrick Freeman
                                            ----------------------------
Date: January 14, 2004                      Patrick Freeman, Chief Executive
                                             Officer, Duly Authorized Officer